UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 28, 2015
AOL INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
770 Broadway, New York, New York 10003
(Address of Principal Executive Offices) (Zip Code)
212-652-6400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 28, 2015, the Compensation Committee (“Committee") of the Board of Directors of AOL Inc. (the “Company”) approved an amendment to the employment agreement dated as of July 18, 2013, between the Company and Robert Lord, the Company’s Executive Vice President and Chief Executive Officer, AOL Platforms (the “Lord Employment Agreement”) in connection with the expansion of Mr. Lord’s role to President, AOL Inc., overseeing the Company's newly unified global advertising operations, including the Company’s programmatic platforms, video platforms, and advertising sales and operations. The amendment provides for (i) an annual base salary increase from $750,000 to $800,000 and (ii) an increase in annual bonus target from 100% to 125% of base salary.
In approving the amendments to the Lord Employment Agreement the Committee reviewed peer group and salary survey data and consulted with its independent compensation consultant. The foregoing description is subject to the terms of the employment agreement amendment which the Company will file as an exhibit to its Form 10-Q for the quarter ended March 31, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL Inc.

By:	/s/ Tim Armstrong____________
Name:	Tim Armstrong
Title:	Chief Executive Officer
Date: January 30, 2015

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